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                                                                    EXHIBIT 10.5

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------


                  THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is made and entered into as of June 4, 1998, by and between Home Interiors & Gifts, Inc., a Texas corporation (hereinafter, together with its successors, referred to as the "COMPANY"), on the one hand, and Donald J. Carter (hereinafter referred to as the "EXECUTIVE"), on the other hand.

                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, the Company is party to an Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of April 13, 1998, between the Company and Crowley Investments, Inc., a Texas corporation ("NEWCO");

                  WHEREAS, pursuant to the terms of the Merger Agreement, Newco will be merged (the "MERGER") with and into the Company, with the Company being the surviving corporation of the Merger;

                  WHEREAS, upon the consummation of the Merger, the Company desires to employ the Executive in an executive capacity with the Company, and the Executive desires to be employed by the Company in said capacity; and

                  WHEREAS, the parties hereto desire to set forth in writing the terms and conditions of their understandings and agreements.

                  NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION 1.  DEFINITIONS.
                              -----------

                           "ACCRUED BENEFITS" means (i) all salary earned or accrued through the date the Executive's employment is terminated; (ii) reimbursement for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the date the Executive's employment is terminated and (iii) all other payments and benefits to which the Executive or the Executive's family or other beneficiaries may be entitled under the terms of any applicable compensation arrangement, benefit plan, program or policy of the Company.

                           "ACT" shall mean the Securities Exchange Act of 1934, as amended.


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                           "AFFILIATE" shall have the meaning given such term in
         Rule 12b-2 of the Act.

                           "AGREEMENT" shall have the meaning set forth in the introductory paragraph.

                           "BASE SALARY" has the meaning set forth in Section 4(a).

                           "BOARD" shall mean the board of directors of the Company.

                           "COMPANY" shall have the meaning set forth in the introductory paragraph.

                           "COMPETITIVE ACTIVITIES" shall have the meaning set forth in Section 10(c).

                           "EMPLOYMENT DATE" has the meaning set forth in
         Section 2.

                           "EMPLOYMENT PERIOD" shall mean the period during which the Executive is employed by the Company.

                           "EXECUTIVE" shall have the meaning set forth in the introductory paragraph.

                           "MERGER" shall have the meaning set forth in the recitals.

                           "MERGER AGREEMENT" shall have the meaning set forth in the recitals.

                           "NEWCO" shall have the meaning set forth in the recitals.

                           "OFFICE ARRANGEMENTS" shall have the meaning set forth in Section 3.

                           "PERSON" shall mean any "person," within the meaning of Sections 13(d) and 14(d) of the Act, including a "group" as therein defined.

                           "SUBSIDIARY" shall mean, with respect to any Person, any other Person of which such first Person owns the majority of the economic interest in such Person or owns or has the power to vote, directly or indirectly, securities representing a majority of the votes ordinarily entitled to be cast for the election of directors or other governing Persons.



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                  SECTION 2.  TERM OF EMPLOYMENT. Unless earlier terminated in accordance with the terms of this Agreement, the Executive's Employment Period shall commence on the date hereof (the "EMPLOYMENT DATE") and shall end on June 4, 2003.

                  SECTION 3. DUTIES. During the Employment Period, the Executive (i) shall serve as Chairman Emeritus of the Company and (ii) subject to and in accordance with the authority and direction of the Board and the Chairman of the Board of the Company, shall have such authority and perform in a diligent and competent manner such duties as may be assigned to him from to time by the Chief Executive Officer of the Company. In connection with the performance of his duties hereunder, the Executive shall be entitled, in his sole discretion, to maintain his office suite, parking and secretarial arrangements (the "OFFICE ARRANGEMENTS") as in existence immediately prior to the date hereof; provided, however, that upon the reasonable request of the Executive, the Company shall provide alternative Office Arrangements to the Executive which shall be satisfactory to the Executive in his sole discretion.

                  SECTION 4. COMPENSATION. During the Employment Period, the Executive shall be compensated as follows:

                           (a) the Executive shall receive an annual salary (pro rata for any partial year) equal to Two Hundred Thousand and No/100 Dollars ($200,000) ("BASE SALARY"), which Base Salary shall be payable in equal monthly installments;

                           (b) the Executive shall be reimbursed, at such intervals and in accordance with such Company policies as may be in effect from time to time, for any and all reasonable business expenses incurred by him in the business interests of the Company, including but not limited to travel expenses, direct operating costs and helicopter expenses (including reimbursement of a portion of the liability insurance premiums, based on the percentage of business use, for a Bell 430 helicopter or equivalent) incurred in connection with the transportation of the Executive to such locations as may be designated by the Chief Executive Officer of the Company from time to time or as may be reasonably necessary for the performance of the Executive's duties hereunder, including transportation to and from the Executive's home;

                           (c) the Executive shall be entitled to participate in all incentive, savings, retirement and death benefit plans, practices, policies and programs on a basis no less favorable than that basis available to similarly-situated senior executives of the Company as determined by the Board from time to time;

                           (d) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs generally provided by the Company to


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         similarly-situated senior executives of the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), in each case at the most favorable level of participation and providing the highest levels of benefits available to them; and

                           (e) the Executive shall be entitled to the use of a passenger truck (or other similar vehicle as may reasonably be designated by the Executive from time to time) and shall be reimbursed, at such intervals and in accordance with such Company policies as may be in effect from time to time, for any and all reasonable expenses incurred by him in connection with the use of such vehicle in the performance of his duties hereunder, including but not limited to cellular phone service and automobile insurance.

                  SECTION 5. TERMINATION OF EMPLOYMENT BY EXECUTIVE. Notwith-standing anything in this Agreement to the contrary, the Executive may, upon not less than thirty (30) days written notice to the Company, voluntarily terminate his employment for any reason.

                  SECTION 6. OBLIGATIONS OF THE COMPANY UPON TERMINATION. Upon termination of the Executive's employment with the Company, the Company shall have the following obligations:

                           (a) Death. If the Executive's employment is terminated by reason of the Executive's death, all Accrued Benefits shall be paid to the Executive, his beneficiaries, or his estate, as applicable, in a lump sum in cash within thirty (30) days after the date of termination. In addition, the Executive's (i) beneficiaries or his estate shall be entitled to receive the Base Salary that would have been paid to the Executive from the date of termination through June 4, 2003 if the date of termination had not occurred and (ii) family shall be entitled to receive benefits generally available to the surviving families of other senior executive officers of the Company.

                           (b) Other Termination. If the Executive's employment is terminated by the Company for any reason other than death, the Executive and the Executive's spouse shall be entitled to continue to participate in or be covered under the Company's health and life insurance benefit plans generally applicable to similarly situated senior executives of the Company or, at the Company's option, to receive equivalent benefits by alternate means, at least equal to such health and life insurance benefits. Unless otherwise directed by the Executive, the Executive shall also be paid all Accrued Benefits in a lump sum in cash within thirty (30) days after the date of termination. In addition, the Executive shall receive the Base Salary that would have been paid to the Executive from the date of termination through June 4, 2003 if the date of termination had not occurred; provided, however, that the Company shall not be obligated to make such payment to the extent that such payment reduces the


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         disability benefits to which the Executive is entitled from an insurer by an equal or greater amount. Such payment is to be made within thirty
         (30) days after the date of termination.

                           (c) Voluntary Termination by Executive. If the Executive's employment is voluntarily terminated by the Executive, the Company shall pay the Executive the Accrued Benefits in a lump sum in cash within thirty (30) days after the date of termination.

                           (d) Any amounts payable to the Executive pursuant to this Section 6 shall be in full and complete satisfaction of the obligations of the Company to the Executive in connection with the termination of the Executive.

                  SECTION 7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation, during the term of Executive's employment, in any benefit bonus, incentive or other plan or program provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other agreements with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company at or subsequent to the date of termination shall be payable in accordance with such plan or program.

                  SECTION 8. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others whether by reason of the subsequent employment of the Executive or otherwise. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

                  SECTION 9. LEGAL FEES AND EXPENSES. The Company shall pay or cause to be paid any and all reasonable attorneys' fees and expenses incurred by the Executive in connection with the preparation and negotiation of this Agreement promptly following receipt of an invoice therefor (together with reasonable supporting documentation) from the Executive.

                  SECTION 10.  FURTHER OBLIGATIONS OF THE EXECUTIVE.

                           (a) During and following the Executive's employment by the Company, the Executive shall use commercially reasonable efforts to hold in confidence and not directly or indirectly disclose any confidential information or proprietary data of the Company or any of its Subsidiaries, except to the extent


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         authorized by the Board or required by any court or administrative agency or legal process, other than to an employee of or contractor with the Company or any of its Subsidiaries, or a Person to whom the Executive in good faith believes disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company. In determining whether such disclosure is required, Executive will be entitled to rely on the written advice of counsel provided to the Company. Confidential information shall not include any information known generally to the public or in the industry in which Company is engaged. All records, files, documents and materials, or copies thereof, relating to the Company's or any of its Subsidiaries', business which the Executive shall prepare, or use, or come into contact with during the term of this Agreement, shall be and remain the sole property of the Company or any of its Subsidiaries, as the case may be, and shall be promptly returned by the Executive to the Company or such Subsidiary (as applicable) upon termination of the Executive's employment with the Company.

                           (b) Except with the Board's prior written approval, during the Employment Period and until the earlier of (i) three (3) years thereafter or (ii) the date on which a direct descendant of Donald J. Carter is no longer the Chief Executive Officer of the Company, the Executive shall not, directly or indirectly (i) solicit, entice, persuade or induce any employee, displayer, or other independent contractor of the Company or any of its Subsidiaries to terminate his employment or relationship with the Company or any of its Subsidiaries or to become employed or engaged in a similar capacity by any Person other than the Company or any of its Subsidiaries or (ii) authorize, solicit or assist in the taking of such actions by any third party. Notwithstanding the foregoing, nothing herein shall prohibit the Executive or any affiliate of the Executive from hiring as an employee or consultant any current employee of the Company or any of its subsidiaries who has terminated his or her employment with the Company and requests on an unsolicited basis employment with the Executive.

                           (c) During the Employment Period and until the earlier of (i) three (3) years thereafter or (ii) the date on which a direct descendant of Donald J. Carter is no longer the Chief Executive Officer of the Company, the Executive shall not, directly or indirectly, engage, participate, make any financial investment in, or become employed by or render advisory or other services to or for any Person or other business enterprise (other than the Company and its Affiliates) engaged in the business of selling home decorative accessories within any of the same markets as the Company or any of its Subsidiaries (any of the foregoing activities being referred to herein as "COMPETITIVE ACTIVITIES"). The foregoing covenant respecting Competitive Activities shall not be construed to preclude the Executive from (a) with the prior consent of the Chief Executive Officer of the Company (which consent shall not be unreasonably withheld or delayed), making an investment in any supplier to the Company; provided, however, that notwithstanding the foregoing, the Company shall


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         have the option (but not the obligation), exercisable upon notice to the Executive, to make such proposed investment in such supplier on the same terms and conditions as the investment proposed to be made by the Executive and (b) making any investments in the securities of any company, and whether or not engaged in competition the Company or any of its Subsidiaries, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or any foreign securities exchange and such investment does not exceed five percent (5%) of the issued and outstanding shares of such company or give the Executive the right or power to control or participate directly in making the policy decisions of such company.

                           (d) If any court determines that any portion of this
         Section 10 is invalid or unenforceable, the remainder of this Section 10 shall not thereby be affected and shall be given full effect without regard to the invalid provision. If any court construes any of the provisions of this Section 10, or any part thereof, to be unreasonable because of the duration or scope of such provision, such court shall have the power to reduce the duration or scope of such provision and to enforce such provision as so reduced.

                           (e) The Executive hereby acknowledges and agrees that damages will not be an adequate remedy for the Executive's breach of any of his covenants contained in this Section 10, and further agrees that the Company shall be entitled to obtain appropriate injunctive and/or other equitable relief for any such breach, without the posting of any bond or other security.

                  SECTION 11. SUCCESSORS. The Company may assign its rights under this Agreement to any successor to all or substantially all the assets of the Company, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company, but only if the assignee assumes all obligations of the Company hereunder. Any such assignment by the Company shall remain subject to the Executive's rights under this Agreement, including without limitation, Section 5 and Section 6 hereof. The rights of the Executive under this Agreement may not be assigned or encumbered by the Executive, voluntarily or involuntarily, during his lifetime, and any such purported assignment shall be void ab initio. However, all rights of the Executive under this Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. All amounts payable to the Executive hereunder shall be paid, in the event of the Executive's death, to the Executive's estate, heirs or representatives.

                  SECTION 12. THIRD PARTIES. Except for the rights granted to the Company and its Subsidiaries pursuant hereto (including, without limitation, pursuant to Section 10 hereof) and except as expressly set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give any Person other than the


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parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

                  SECTION 13. ENFORCEMENT. The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof is declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

                  SECTION 14. AMENDMENT. This Agreement may not be amended or modified at any time except by a written instrument approved by the Board, and executed by the Company and the Executive; provided, however, that any attempted amendment or modification without such approval and execution shall be null and void ab initio and of no effect.

                  SECTION 15. WITHHOLDING. The Company shall be entitled to withhold from any amounts to be paid to the Executive hereunder any federal, state, local, or foreign withholding or other taxes or charges which it is from time to time required to withhold. The Company shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

                  SECTION 16. GOVERNING LAW. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law of Texas or any other jurisdiction.

                  SECTION 17. NOTICE. Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid:

         If to the Company:
         -----------------

                  Home Interiors & Gifts, Inc.
                  4550 Spring Valley Road
                  Dallas, Texas 75244
                  Attention: President

         If to the Executive:
         -------------------

                  4761 Frank Luke Drive
                  Suite 400
                  Dallas, Texas 75248



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                  with a copy to:

                  Jeffrey Fink, Esq.
                  4761 Frank Luke Drive
                  Suite 400
                  Dallas, Texas 75248

or to such other address as the party to be notified shall have given to the other in accordance with the notice provisions set forth in this Section 17.

                 SECTION 18. NO WAIVER. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

                 SECTION 19. HEADINGS. The headings contained herein are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.


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                  IN WITNESS WHEREOF, the parties have executed this Agreement in one or more counterparts, each of which shall be deemed one and the same instrument, as of the day and year first written above.


                                            HOME INTERIORS & GIFTS, INC.


                                            By:
                                               -----------------------------
                                                     Donald J. Carter, Jr.
                                                     Chief Executive Officer



                                            EXECUTIVE:




                                            ----------------------------------
                                            Donald J. Carter